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                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Contact:  Thomas L. Carter (317) 715-4196

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
          FILES ITS FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004
                   WITH THE SECURITIES AND EXCHANGE COMMISSION


INDIANAPOLIS, IN - NOVEMBER 15, 2004 - Championship Auto Racing Teams, Inc. ("Championship" or "Company") (Pink Sheets:CPNT.PK) announced today that it has filed its 10-Q for the quarter ended September 30, 2004.

The Company has sold all of its operating assets and is in the process of winding up its affairs. The Form 10-Q for the third quarter of 2004 reflects the Company's position as it continues to wind up its affairs.

The quarterly information for the year 2004 is not comparable to the quarterly information for 2003.

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

The Company's intention is to assist in completing the bankruptcy of its subsidiary CART, Inc. and to propose to the shareholders a plan of liquidation and dissolution of the Company. The Company currently intends to commence this process in 2004 with a distribution to shareholders, if possible, in early 2005. The amount of any distribution would be based on a number of factors and it is not possible for the Company to make any reasonable predictions at this point in time as to what any ultimate distribution, if any, will be to its shareholders.

SAFE HARBOR STATEMENT

The statements made in this news release that state the Company's managements' beliefs or expectations and which are not historical facts, or which apply prospectively are forward-looking statements. Words such as "may, will, expect, believe, anticipate, forecast, intend, could, would, estimate, or continue," or the negative variation thereof, or comparable terminology are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties considered include, but are not limited to potential claims, or other issues that could occur while the company is in the process of winding up its affairs. Additional information concerning the Company's actual results can be obtained from the SEC's website at www.sec.gov.